Exhibit 2.6

FIRST AMENDMENT TO EXCHANGE AGREEMENT

This First Amendment to Exchange Agreement (this “Amendment”) dated May 22, 2014, is by and among Linn Energy Holdings, LLC, a Delaware limited liability company (“LINN HOLDINGS”), and Berry Petroleum Company, LLC, doing business as Berry Oil Company in the state of Texas, a Delaware limited liability company, each with a mailing address of 600 Travis Street, Suite 5100, Houston, Texas 77002 (“Berry” and collectively with LINN HOLDINGS, “LINN”), and XTO Energy Inc., a Delaware corporation (“XTO Energy”), ExxonMobil Oil Corporation, a New York corporation (“EMOC”), Mobil E&P U.S. Development Corporation, a Delaware corporation (“MEPDC”) and Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil,” and collectively with XTO Energy, EMOC and MEPDC, “XTO”), each with a mailing address of 810 Houston Street, Fort Worth, Texas 76102. LINN and XTO are sometimes referred to in this Agreement collectively as the “Parties.” Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Agreement.

Recitals

A.	LINN and XTO are parties to that certain Exchange Agreement (the “Agreement”) dated May 20, 2014.

B.	LINN and XTO wish to amend the Agreement in accordance with the provisions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual agreements contained in the Agreement and this Amendment and other good and valuable consideration, the Parties agree as follows:

Agreement

1.	In the preamble of the Agreement, the phrase “This Exchange Agreement (this “Agreement”)” is hereby deleted, and the phrase “This Exchange Agreement (as amended, this “Agreement”)” is inserted in lieu thereof.

2.	The following exhibits to the Agreement are hereby amended in their entirety to read as set forth on the corresponding exhibit attached to this Amendment:

a.	Exhibit A – LINN

b.	Exhibit A-1 – LINN

c.	Exhibit A-2 – LINN

d.	Exhibit A-3 – LINN

e.	Exhibit A-4 – LINN

f.	Exhibit B – LINN

g.	Exhibit D – LINN

h.	Exhibit H – LINN

3.	The following schedules to the Agreement are hereby amended in their entirety to read as set forth on the corresponding schedule attached to this Amendment:

a.	Schedule 2.3(xv) – LINN

b.	Schedule 2.3(xviii) – LINN

c.	Schedule 5.6 – LINN

d.	Schedule 5.9 – LINN

e.	Schedule 5.12 – LINN

f.	Schedule 5.14 – LINN

4.	The signatures for EMOC and MEPDC to the Agreement are hereby replaced with the signatures for EMOC and MEPDC attached to this Amendment, and EMOC and MEPDC hereby ratify and agree to be bound by the Agreement in all respects as of May 20, 2014.

5.	Except as specifically provided herein, all terms and provisions of the Agreement shall remain unchanged, and the Agreement, as modified by this Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties.

6.	This Amendment may be executed in any number of counterparts and all such counterparts shall be taken together as one document. Signatures on this Amendment transmitted by fax or other electronic means shall constitute and be deemed original signatures and be binding for all purposes.

7.	Section 16.5 (Governing Law; Jurisdiction) of the Agreement is incorporated in this Amendment as if fully set forth herein.

8.	The Agreement, as amended by this Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter herein and therein, and supersedes all prior oral or written agreements, commitments, and understandings between the Parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the date first written above.

LINN ENERGY HOLDINGS, LLC

By:	/s/ David R. Beathard
Name:	David R. Beathard
Title:	Vice President - Business Development, Strategy & Planning

BERRY PETROLEUM COMPANY, LLC d/b/a BERRY OIL COMPANY

By:	/s/ David R. Beathard
Name:	David R. Beathard
Title:	Vice President - Business Development, Strategy & Planning

SIGNATURE PAGE TO FIRST AMENDMENT TO EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the date first written above.

XTO ENERGY INC.

By:	/s/ Randy J. Cleveland
Name:	Randy J. Cleveland
Title:	President

EXXONMOBIL OIL CORPORATION
By XTO Energy Inc., its Attorney-in-Fact

By:	/s/ Randy J. Cleveland
Name:	Randy J. Cleveland
Title:	President

MOBIL E&P U.S. DEVELOPMENT CORPORATION
By XTO Energy Inc., its Attorney-in-Fact

By:	/s/ Randy J. Cleveland
Name:	Randy J. Cleveland
Title:	President

EXXON MOBIL CORPORATION

By:	/s/ Randy J. Cleveland
Name:	Randy J. Cleveland
Title:	Attorney-in-Fact

SIGNATURE PAGE TO FIRST AMENDMENT TO EXCHANGE AGREEMENT